Exhibit 10.1

SEPARATION AGREEMENT

This Separation Agreement (“Agreement”), dated as of September 6, 2007, is made by and among Integra LifeSciences Holdings Corporation, a Delaware corporation (the “Company”), and Maureen B. Bellantoni (“Bellantoni”).

WHEREAS, the Company and Bellantoni are parties to that certain 2006 Employment Agreement, dated as of January 10, 2006, which sets forth the terms of Bellantoni’s employment by the Company (the “Employment Agreement”);

WHEREAS, pursuant to that certain Performance Stock Agreement, dated as of January 10, 2006, by and between the Company and Bellantoni (the “Performance Stock Agreement”), the Company granted Bellantoni, under the Integra LifeSciences Holdings Corporation 2003 Equity Incentive Plan (the “Plan”), the right to receive 10,000 shares of Performance Stock (as defined in the Performance Stock Agreement) upon the satisfaction of certain performance goals and other conditions set forth in the Performance Stock Agreement;

WHEREAS, pursuant to that certain Restricted Stock Agreement, dated as of April 2, 2007, by and between the Company and Bellantoni (the “Restricted Stock Agreement”), the Company issued to Bellantoni 4,366 shares of restricted common stock of the Company (the “Restricted Stock”) under the Plan; and

WHEREAS, the Company and Bellantoni desire to specify the terms of Bellantoni’s resignation from her positions as Executive Vice President and Chief Financial Officer of the Company, and as an officer, director and employee of the Company, and to provide for the termination of the Employment Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Bellantoni (collectively, the “Parties”) hereby agree as follows:

1. RESIGNATION; TERMINATION OF EMPLOYMENT AGREEMENT

1.1. Resignation. Bellantoni hereby tenders, and the Company hereby accepts, Bellantoni’s resignations from (a) her positions as Executive Vice President and Chief Financial Officer of the Company and as an officer, director and employee of the Company, and (b) her positions as an officer, director and employee of any and all subsidiaries and affiliates of the Company, in each case effective as of the close of business on September 6, 2007 (the “Termination Date”). Notwithstanding anything contained herein or in the Employment Agreement, Bellantoni’s resignation hereunder shall not be deemed a resignation for “Good Reason” for purposes of, and as defined in, the Employment Agreement. No later than the Termination Date, Bellantoni shall return to the Company all Company property in her possession, including without limitation, keys, building access cards, identification cards, credit cards, telephone calling cards, computer hardware and software, cellular and portable telephone equipment, personal digital assistant (PDA) devices, combinations to safes, manuals, books, notebooks, financial statements, reports and other documents.

1.2. Termination of Employment Agreement. Effective as of the Termination Date, Bellantoni’s employment with the Company shall terminate and the Employment Agreement shall automatically terminate and be of no further force or effect, and the Company shall have no further obligations thereunder. Notwithstanding the foregoing, the provisions of Section 15 (Restrictive Covenants) of the Employment Agreement shall survive the termination of Bellantoni’s employment and the termination of the Employment Agreement.

1.3. Separation Payments. Subject to Bellantoni’s execution, delivery and non-revocation of the Release (as defined below) and subject to Bellantoni’s continued compliance with the Restrictive Covenants, the Company shall provide the following payments and benefits to Bellantoni:

(i) the Company shall pay Bellantoni a lump-sum cash payment in an amount equal to $325,000 as soon as practicable following the Termination Date (but in no event later than the first business day of the month following the Termination Date); and

(ii) the Company shall maintain and provide to Bellantoni, at no cost to Bellantoni, for a period ending at the earliest of (a) the first anniversary of the Termination Date, (b) the date of Bellantoni’s full-time employment by another employer, or (c) Bellantoni’s death, continued participation in all group life, health, accident and disability insurance plans in which Bellantoni would have been entitled to participate had her employment with Company continued throughout such period; provided that such participation is not prohibited by the terms of the plan or by the Company for legal reasons; provided, further, that in the event Bellantoni elects to continue health care coverage in accordance with COBRA, the company will pay the COBRA cost of the Company’s health plan for such period.

1.4. Performance Stock. Bellantoni hereby acknowledges and agrees that, in accordance with the Performance Stock Agreement, as a result of the termination of her employment with the Company prior to the end of the performance period for the Performance Stock, her right to receive any shares represented by the Performance Stock shall terminate as of the Termination Date and all of her right, title and interest in the Performance Stock shall thereupon be forfeited.

1.5. Restricted Stock. Bellantoni hereby acknowledges and agrees that, in accordance with the Restricted Stock Agreement, all of her right, title and interest in the shares of Restricted Stock that have not vested as of her termination of employment shall lapse and be forfeited as of the Termination Date, and all such shares shall thereupon automatically be surrendered to the Company without consideration. The Parties acknowledge and agree that as of the Termination Date, none of the shares of the Restricted Stock have vested.

2. GENERAL RELEASE.

2.1. General Release. Bellantoni agrees that, no later than twenty-one (21) days after the Termination Date, she shall execute and deliver to the Company a release of claims in the form attached hereto as Exhibit A (the “Release”), which Release shall become effective seven days after execution by Bellantoni. If Bellantoni decides to revoke the release during such seven day period, she must send a written statement of revocation, by certified mail, and postmarked no later than seven days after the date on which she signs the Release to the Company at the notice address set forth below. Notwithstanding this Section 2.1, it shall be a condition to Bellantoni’s right to receive the payments and benefits set forth in Section 1.3 above that Bellantoni execute, deliver to the Company and not revoke the Release.

3. RESTRICTIVE COVENANTS

3.1. Reaffirmation of Prior Agreements. Bellantoni hereby acknowledges and agrees that she is bound by certain non-compete, confidentiality, non-solicitation and other restrictive covenants set forth in Section 15 of the Employment Agreement. Notwithstanding anything contained in this Agreement, Bellantoni hereby reaffirms the covenants and provisions set forth in Section 15 of the Employment Agreement and acknowledges and agrees that the provisions of Section 15 of the Employment Agreement shall survive the termination of Bellantoni’s employment with the Company and the termination of the Employment Agreement, and shall remain in full force and effect.

3.2. Non-Disparagement. Bellantoni agrees that she will not make any statement, publicly or privately, to any individual or entity, including, without limitation, clients, customers, employees, financial or credit institutions, which could reasonably be expected to disparage the Company, any of its affiliates or any of their respective employees, officers or directors.

3.3. Breach of Covenants. Bellantoni acknowledges that a breach by her of any of the covenants or restrictions contained, reaffirmed or referenced herein (collectively, the “Restrictive Covenants”) will cause irreparable damage to the Company, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate in whole or in part. Accordingly, Bellantoni agrees that if she breaches or attempts to breach any such covenants or restrictions, the Company shall be entitled to, without limitation, temporary or permanent injunctive relief with respect to any such breach or attempted breach (in addition to any other remedies, at law or in equity, as may be available to the Company), without posting bond or other security. In the event that the Company is required to enforce any of its rights under this Section 3, Bellantoni shall be obligated to reimburse the Company for all reasonable costs and expenses, including reasonable attorneys’ fees, incurred by the Company in connection with the enforcement of its rights hereunder.

4. DISPUTE RESOLUTION

4.1. Arbitration. Except as set forth in Section 3.3 above, any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation of this Agreement or any arrangements relating to this Agreement or contemplated in this Agreement or the breach, termination or invalidity thereof shall be settled by final and binding arbitration administered by JAMS/Endispute in Princeton, New Jersey in accordance with the then-existing JAMS/Endispute Arbitration Rules and Procedures for Employment Disputes. In the event of such an arbitration proceeding, the Company and Bellantoni shall select a mutually acceptable neutral arbitrator from among the JAMS/Endispute panel of arbitrators. In the event that Bellantoni and the Company cannot agree on an arbitrator, the Administrator of JAMS/Endispute will appoint an arbitrator. Neither Bellantoni nor the Company nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of the Parties. Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement and all proceedings. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state of New Jersey, or federal law, or both, as applicable, and the arbitrator is without jurisdiction to apply any different substantive law. Judgment upon any arbitration award may be entered in any court having jurisdiction thereof.

4.2. Waiver of Jury Trial. By submitting a dispute to arbitration, the Parties understand that they will not enjoy the benefits of a jury trial. Accordingly, the Parties expressly waive the right to a jury trial.

4.3. Nonexclusive Remedy. Notwithstanding the above provisions regarding arbitration, the Parties each retain their respective rights to seek injunctive relief or other provisional remedies provided under the law in any court having competent jurisdiction.

5. NO ADMISSIONS

5.1. This Agreement represents a compromise and is being entered into to avoid costly litigation. By entering into this Agreement, no Party hereto is admitting any liability or wrongdoing whatsoever, nor does this Agreement constitute an admission of any fact, claim or allegation. This Agreement in no way implies the truth of any claim or allegation. Furthermore, this Agreement shall not be construed as an admission that any Party violated any order, law, statute, duty, contract, legal duty or obligation.

6. MISCELLANEOUS

6.1. Section 409A of the Code. No amount payable under this Agreement is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). If, however, at any time the Company determines that any amount payable under this Agreement may be subject to Section 409A, the Company shall have the right, in its sole discretion, to adopt such amendments to this Agreement or take such other actions (including amendments and actions with retroactive effect) as the Company determines are necessary or appropriate to (a) exempt the amounts and benefits provided hereunder from Section 409A and/or preserve the intended tax treatment of such amounts or benefits, or (b) comply with the requirements of Section 409A and related Department of Treasury guidance.

6.2. Withholding. The Company may withhold from any amounts payable or benefits provided under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

6.3. Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to exceed the limitations permitted by applicable law, then the provisions will be deemed reformed to the maximum limitations permitted by applicable law and the Parties hereby expressly acknowledge their desire that in such event such action be taken. Notwithstanding the foregoing, the Parties further agree that if any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable under any applicable law, such event shall not affect or render invalid or unenforceable any other provision of this Agreement and shall not affect the application of any provision to other persons or circumstances.

6.4. Binding Agreement. This Agreement is personal to Bellantoni and without the prior written consent of the Company shall not be assignable by Bellantoni otherwise than by will or the laws of descent and distribution. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, permitted assigns, heirs, executors and administrators.

6.5. Final and Entire Agreement. This Agreement represents the final and entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements (including, without limitation, the Employment Agreement other than Section 15 of the Employment Agreement), negotiations and discussions between the Parties hereto and/or their respective counsel with respect to the subject matter hereof. Any amendment to this Agreement must be in writing, and, except as set forth in Section 6.1, signed by duly authorized representatives of the Parties.

6.6. Consultation with Counsel. Bellantoni acknowledges that (a) she has consulted with or has had the opportunity to consult with independent counsel of her own choice concerning this Agreement and has been advised to do so by the Company, and (b) she has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on her own judgment.

6.7. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the laws of the State of New Jersey.

6.8. Cooperation in Legal Proceedings. Bellantoni agrees that, after the Termination Date, upon the reasonable request of the Company, she shall cooperate with and assist the Company in undertaking and preparing for legal and other proceedings relating to the affairs of the Company and its subsidiaries. Bellantoni shall be reimbursed for the reasonable expenses she incurs in connection with any such cooperation and/or assistance, and shall receive from the Company reasonable per diem compensation in connection therewith, as otherwise permitted by law.

6.9. Notices. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given if hand-delivered, sent by documented overnight delivery service or by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

If to the Company:

Integra LifeSciences Holdings Corporation
311 Enterprise Drive
Plainsboro, New Jersey 08536
Attn: President

with a copy to:

The Company’s General Counsel

If to Bellantoni:

Maureen B. Bellantoni

or to such other address as either Party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

6.10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which taken together shall constitute one instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have each executed this Agreement as of the date first above written.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION,
a Delaware corporation

By: /s/ Stuart M. Essig
Name: Stuart M. Essig
Title: President and Chief Executive Officer

MAUREEN B. BELLANTONI

/s/ Maureen B. Bellantoni
Maureen B. Bellantoni

EXHIBIT A

GENERAL RELEASE

In exchange for the consideration set forth in that certain Separation Agreement, dated as of September 6, 2007, between Integra LifeSciences Holdings Corporation (the “Company”) and the undersigned (the “Separation Agreement”), and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of the Company and each of its parents, subsidiaries, affiliates, successors, partners, associates, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof.  The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasee’s right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the New Jersey Law Against Discrimination, the New Jersey Equal Pay Act and the New Jersey Conscientious Employee Protection Act. Notwithstanding the foregoing, this Release shall not operate to release any Claims which the undersigned may have to payments or benefits under Section 1.3 of the Separation Agreement.

IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:

(A) SHE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;

(B) SHE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND

(C) SHE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which she may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

The undersigned agrees that if she hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all reasonable attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them.

The provisions of this Release are severable, and if any part of this Release is found to be unenforceable, the other paragraphs (or portions thereof) shall remain fully valid and enforceable.

IN WITNESS WHEREOF, the undersigned has executed this Release as of this 6th day of September, 2007.

/s/ Maureen B. Bellantoni
Maureen B. Bellantoni